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                                                              EXHIBIT 23.2

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement of Wells Fargo & Company and First Interstate Bancorp that is made a part of Amendment No. 3 to the Registration Statement (Form S-4 No. 33-64575) and Prospectus of Wells Fargo & Company and to the incorporation by reference therein of our report dated January 16, 1995, with respect to the consolidated financial statements of First Interstate Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

                                          /s/ Ernst & Young LLP

Los Angeles, California

January 29, 1996